Exhibit 1(p)

               MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

                       ARTICLES OF AMENDMENT TO
                  ARTICLES SUPPLEMENTARY DESIGNATING
           CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF
                   MERRILL LYNCH CAPITAL FOCUS FUND,
                MERRILL LYNCH SPECIAL VALUE FOCUS FUND,
               MERRILL LYNCH GLOBAL UTILITY FOCUS FUND,
               MERRILL LYNCH GLOBAL STRATEGY FOCUS FUND
                 AND MERRILL LYNCH QUALITY EQUITY FUND

      Merrill Lynch Variable Series Funds, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles Supplementary of the Corporation classifying the capital stock of the Corporation as listed above are hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

Current Name of Fund/Class                                         New Name of Fund/Class
--------------------------                                         ----------------------
Merrill Lynch Capital Focus Fund Class A               Merrill Lynch Balanced Capital Focus Fund
Common Stock                                           Class A Common Stock

Merrill Lynch Capital Focus Fund Class B               Merrill Lynch Balanced Capital Focus Fund
Common Stock                                           Class B Common Stock

Merrill Lynch Special Value Focus Fund Class           Merrill Lynch Small Cap Value Focus Fund
A Common Stock                                         Class A Common Stock

Merrill Lynch Special Value Focus Fund Class           Merrill Lynch Small Cap Value Focus Fund Class B
B Common Stock                                         Common Stock

Merrill Lynch Global Utility Focus Fund Class          Merrill Lynch Utilities and
A Common Stock                                         Telecommunications Focus Fund Class A Common Stock

Merrill Lynch Global Utility Focus Fund Class          Merrill Lynch Utilities and
B Common Stock                                         Telecommunications Focus Fund Class B Common Stock

Merrill Lynch Global Strategy Focus Fund Class         Merrill Lynch Global Allocation Focus Fund
A Common Stock                                         Class A Common Stock

Merrill Lynch Global Strategy Focus Fund               Merrill Lynch Global Allocation Focus Fund
Class B Common Stock                                   Class B Common Stock

Merrill Lynch Prime Bond Fund Class A                  Merrill Lynch Core Bond Focus Fund Class A
Common Stock                                           Common Stock

Merrill Lynch Prime Bond Fund Class B                  Merrill Lynch Core Bond Focus Fund Class B
Common Stock                                           Common Stock

Merrill Lynch Quality Equity Fund Class A              Merrill Lynch Large Cap Core Focus Fund
Common Stock                                           Class A Common Stock

Merrill Lynch Quality Equity Fund Class B              Merrill Lynch Large Cap Core Focus Fund
Common Stock                                           Class B Common Stock

      SECOND: All of the shares of the Corporation's Common Stock, as renamed, continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Corporation.

      THIRD: These Articles of Amendment were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland
General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

      FOURTH: No other change is intended or effected.

      IN WITNESS WHEREOF, Merrill Lynch Variable Series Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 11, 2001.

WITNESS                                    MERRILL LYNCH VARIABLE SERIES FUNDS,
                                           INC.

  /s/ Allan J. Oster                           /s/ Terry K. Glenn
------------------------                   ------------------------------------
Name:  Allan J. Oster                      Name:  Terry K. Glenn
Title:  Secretary                          Title:  President

      THE UNDERSIGNED, President of Merrill Lynch Variable Series Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

                                                  /s/ Terry K. Glenn
                                                ------------------------------
                                                Name: Terry K. Glenn
                                                Title:   President


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